Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

[•], 2014

Wells Fargo Real Estate Investment Corporation,

90 South 7th Street, 13th Floor,

Minneapolis, Minnesota 55402.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended, (the “Act”), of [•] shares of Series A Preferred Stock, par value $0.01 and liquidation preference $25 per share (the “Securities”), of Wells Fargo Real Estate Investment Corporation, a Delaware corporation (the “Company”), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, a certificate of designations with respect to the Securities substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware, the terms of the issue and sale of the Securities have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States, and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on factual information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Wells Fargo Real Estate Investment Corporation	-2-

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Series A Preferred Stock” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,